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                                                                   EXHIBIT 23.11

                           CONSENT OF JOHN S. RAINEY

     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in this Registration Statement on Form S-4 and in the accompanying Joint Proxy Statement/Prospectus forming a part thereof relating to the registration under the Securities Act of 12,280,316 shares of common stock of Alrenco, Inc. to be issued to stockholders of RTO, Inc. ("RTO") in connection with the proposed merger of RTO with and into Alrenco.

                                                 /s/ JOHN S. RAINEY
                                        ----------------------------------------
                                                     John S. Rainey

Date: December 1, 1997